UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014 (March 21, 2014)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Executive Officers.

On March 21, 2014, the Compensation Committee approved and adopted the following incentive plans for the Senior Management which includes Mr. Reading, Chief Executive Officer (“CEO”), Mr. McAfee, Chief Financial Officer (“CFO”), and Mr. McDowell, Chief Operating Officer (“COO”).

•	Objective Long-Term Incentive Plan

•	Discretionary Long-Term Incentive

•	Objective Cash Bonus Plan

•	Discretionary Cash Bonus Plan

The above plans are included as Exhibits 99.1, 99.2, 99.3 and 99.4 to this report. The discussions set forth below are qualified in their entirety by reference to such exhibits.

Objective Long- Term Incentive Plan (“Objective LTIP”). Under the Objective LTIP, Executives have an opportunity to receive restricted stock awards (“RSAs”) under the Amended and Restated 2003 Stock Incentive Plan, as further amended effective April 1, 2013 (“2003 Plan”), to be granted by the Compensation Committee (as the term “Committee” is defined in Section 1.8 of the 2003 Plan) in the first quarter of 2015. The following maximum amounts of RSAs may be granted under this Objective LTIP based upon the achievement of the performance goals relating to earnings per share: CEO = 20,000 shares; CFO = 10,000 shares; COO = 10,000 shares. For a complete description of the Objective LTIP refer to Exhibit 99.2, which plan is incorporated herein by reference.

Discretionary Long-Term Incentive Plan (“Discretionary LTIP”). The Committee may, in its judgment and at its sole discretion, grant RSAs under the 2003 Plan, based on its evaluation of an Executive’s performance and the collective corporate performance for 2014. The following shall be the maximum amount of shares that may be awarded under this program to each specified participant: CEO = up to 20,000 shares; CFO = up to 10,000 shares; COO = up to 10,000 shares. For a complete description of the Discretionary LTIP refer to Exhibit 99.2, which plan is incorporated herein by reference.

Objective Cash Bonus Plan. Under the Objective Cash Bonus Plan, Executives have an opportunity to receive a cash bonus of up to 75% of the Executive’s annual base salary for 2014 (“Base”) based on 2014 fully diluted earnings per share (before any extraordinary items and after consideration of the compensation expense required to be reported in 2014 related to the Objective Bonus Plan and all other management incentive plans). The Base for Mr. Reading is $577,000, Mr. McAfee $420,000 and Mr. McDowell $377,000. For a complete description of the Objective Cash Bonus Plan refer to Exhibit 99.3, which plan is incorporated herein by reference.

Discretionary Cash Bonus Plan. Each Executive has the potential to be awarded a cash bonus of up to 50% of his Base. This Discretionary Cash Bonus Plan shall be administered by the Committee and the Compensation Committee shall have the sole authority to grant awards and establish the amounts payable under this plan, make all determinations and interpret and construe all of the terms of this plan. For a complete description of the Discretionary Cash Bonus Plan refer to Exhibit 99.4, which plan is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibits	Description of Exhibits

99.1	U. S. Physical Therapy, Inc. Long-Term Incentive Plan for Senior Management for 2014, effective March 21, 2014.

99.2	U. S. Physical Therapy, Inc. Discretionary Long-Term Incentive Plan for Senior Management for 2014, effective March 21, 2014.

99.3	U. S. Physical Therapy, Inc. Objective Cash Bonus Plan for Senior Management for 2014, effective March 21, 2014.

99.4	U. S. Physical Therapy, Inc. Discretionary Cash Bonus Plan for Senior Management for 2014, effective March 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: March 27, 2014	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee Chief Financial Officer (duly authorized officer and principal financial and accounting officer)